UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2025

CLASSOVER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-42588	99-2827182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 7th Avenue, Suite 905	10123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-9588

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	KIDZ	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class B Common Stock, each at an exercise price of $11.50 per share	KIDZW	The Nasdaq Stock Market LLC

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange Agreements

On December 29, 2025, Classover Holdings Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement") with an institutional investor who is the holder of its Senior Secured Convertible Notes issued on June 6, 2025 (the “Notes”) pursuant to a Securities Purchase Agreement, dated as of May 30, 2025, between the Company and the Holder (the “SPA”). The Exchange Agreement provides, among other things, for the Holder to initially exchange (the “Initial Exchange”) $2,000,000 of the Notes (including principal and interest) for 2,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and, upon the mutual written agreement of the Company and the Holder, for the Holder to subsequently exchange additional amounts of the Notes (including principal, interest and other amounts outstanding with respect thereto) for additional shares of Series C Preferred Stock (the “Additional Exchanges,” and together with the Initial Exchange, collectively, the “Exchange”).

The Initial Exchange was consummated upon execution of the Exchange Agreement. The consummation of any Additional Exchanges, in addition to being subject to the mutual agreement of the parties, is subject to customary closing conditions.

The Exchange Agreement contains customary representations, warranties and agreements of the Company and the Holder. In addition, the Exchange Agreement requires the Company to obtain stockholder approval of the issuance of all the shares of Common Stock issuable upon conversion of the Series C Preferred Stock in compliance with the rules and regulations of the Capital Market of The Nasdaq Stock Market, either by written consent of the requisite stockholders or by a special meeting of stockholders of the Company to be promptly called and held not later than March 31, 2026.

The Exchange is being conducted in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Series C Preferred Stock

Upon the consummation of the Initial Exchange, the Company designated 20,000 shares of the Company’s authorized and unissued preferred stock as Series C Preferred Stock (“Preferred Shares”) and established the rights, preferences and privileges of the Series C Preferred Stock pursuant to a Certificate of Designations of Series C Convertible Preferred Stock (the “Certificate of Designations”), which was filed with the Secretary of State of the State of Nevada on the same day.  The terms of the Certificate of Designations are summarized below:

General. Each share of Series C Preferred Stock has a stated value of $1,000 per share and, when issued, the Series C Preferred Stock will be fully paid and non-assessable.

Ranking. The Series C Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all shares of capital stock of the Company, other than the Series B Convertible Preferred Stock, $0.0001 par value, of the Company (the “Series B Preferred Stock”), unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series C Preferred Stock. As such, the Series C Preferred Stock is senior to the Common Stock, $0.0001 par value, of the Company (the “Common Stock”) and the Series A Convertible Preferred Stock, $0.0001 par value, of the Company (the “Series A Preferred Stock”).

Dividends. The holders of Series C Preferred Stock are entitled to a 7% per annum dividends, which are payable in arrears on the first trading day of each fiscal quarter. Dividends are payable in shares of Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure (as defined in the Certificate of Designations). However, the Company may, at its option following notice to the Holder (or shall be required if an Equity Conditions Failure exists that is not waived in writing by the Required Holders), capitalize a dividend by increasing the stated value of each Preferred Share on the dividend date (“Capitalized Dividend”) or, if no Equity Conditions Failure exists, elect a combination of a Capitalized Dividend and a payment in Dividend Shares.

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Conversion at Option of Holder. At any time after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), a holder of Series C Preferred Stock may convert all, or any part, of the outstanding Series C Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $0.2029, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. The amounts to be converted include unpaid dividends and other charges for the Preferred Shares.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company (the “Board”).

Alternate Conversion at the Holder’s Election. At any time after the Initial Issuance Date, a holder may elect to convert the Series C Preferred Stock held by such holder at the “Alternate Conversion Price” equal to the lesser of:

•	the Conversion Price; and

•	the greater of:

o	the floor price of $0.04058 (the “Floor Price”); and

o	90% of the lowest volume weighted average price ("VWAP") of the Common Stock during the 10 consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series C Preferred Stock at the “Alternate Conversion Price”.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event” including certain Bankruptcy Triggering Event (as defined therein)), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness (as defined in the Exchange Agreements) of the Company, (iv) the Company’s failure to cure a conversion failure of failure to deliver shares of the Common Stock upon conversion, or notice of the Company’s intention not to comply with a request for conversion of any Series C Preferred Stock, and (v) bankruptcy or insolvency of the Company.

From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate in effect shall automatically be increased to the lesser of 18% per annum and the maximum rate permitted under applicable law.

If at the time of a conversion the Alternate Conversion Price is determined to be the Floor Price because such Floor Price is greater than 90% of the lowest VWAP of a share of Common Stock during the ten (10) trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, then the Conversion Amount (as defined in the Certificates of Designations), shall automatically increase pro rata, by the applicable Alternate Conversion Floor Amount (as defined therein).

Other Adjustments. In connection with the Exchanges, the Company has agreed to seek stockholder approval at a special meeting of stockholders to be held not later than May 31, 2026 of the issuance of all of the Conversion Shares issuable pursuant to the Exchange Agreements at a conversion price below the Conversion Price in compliance with the rules and regulations of Nasdaq (the date of such approval, the “Stockholder Approval Date”). If, at any time on or after the date of the Exchange Agreements, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

If on the six (6) month anniversary of the Initial Issuance Date and every six (6) months thereafter, as applicable, (each, an “Adjustment Date”), the Floor Price then in effect is greater than the Adjusted Floor Price, on the Adjustment Date the Conversion Price shall automatically lower to the Adjusted Floor Price.

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Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Floor Price or Adjusted Floor Price, as applicable; subject to certain limitations on beneficial ownership.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series C Preferred Stock then outstanding at a 15% redemption premium to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed, multiplied by (2) the equity value of the Common Stock underlying the Series C Preferred Stock. The equity value of the Common Stock underlying the Series C Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and ending on the trading day immediately prior to the date the Company makes the entire payment required.

Fundamental Transactions. The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series C Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any Preferred Shares (except as contemplated in the Exchange Agreements) or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series C Preferred Stock remains outstanding, the Company shall at all times reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series C Preferred Stock then outstanding.

The foregoing descriptions of each of the transaction documents described in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are filed as Exhibits to this Current Report and are incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on December 22, 2025, at the Company’s special meeting of stockholders (the “Special Meeting”), the stockholders of the Company approved a proposal to redomesticate the Company (the “Redomestication”) from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”) by means of a plan of conversion (the “Plan of Conversion”) and adopted the resolutions of the board of directors of the Company approving the Redomestication, as described in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2025 (the “Proxy Statement”).

On December 23, 2025, the Company made the following filings to effectuate the Redomestication pursuant to the Plan of Conversion: (i) a certificate of conversion with the Secretary of State of the State of Delaware, (ii) articles of conversion with the Nevada Secretary of State and (iii) articles of incorporation with the Nevada Secretary of State (the “Nevada Charter”). The Company also adopted new bylaws (the “Nevada Bylaws”) in connection with the Redomestication.

On December 24, 2025 (the “Effective Time”):

•	the Company’s domicile changed from the State of Delaware to the State of Nevada;

•	the internal affairs of the Company ceased to be governed by the laws of the State of Delaware and instead became governed by the laws of the State of Nevada; and

•	the Company ceased to be governed by the Company’s existing amended and restated certificate of incorporation and amended bylaws and instead became governed by the Nevada Charter and the Nevada Bylaws.

The Redomestication will not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Redomestication). The Redomestication will not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.  In connection with the Redomestication, the Company will enter into new indemnification agreements with its officers and directors providing for indemnification of such individuals under Nevada law.

At the Effective Time, each share of Class A Common Stock, par value $0.0001 per share (the “Delaware Class A Common Stock”), each share of Class B Common Stock, par value $0.0001 per share (the “Delaware Class B Common Stock”), each share of Series A Preferred Stock, par value $0.0001 per share (the “Delaware Series A Preferred Stock”), and each share of Series B Preferred Stock, par value $0.0001 per share (the “Delaware Series B Preferred Stock”), issued and outstanding immediately prior to the Effective Time was converted into one share of Class A Common Stock, par value $0.0001 per share (the “Nevada Class A Common Stock”), one share of Class B Common Stock, par value $0.0001 per share (the “Nevada Class B Common Stock”), one share of Series A Preferred Stock, par value $0.0001 per share (the “Nevada Series A Preferred Stock”), and one share of Series B Preferred Stock, par value $0.0001 per share (the “Nevada Series B Preferred Stock”), respectively, of the Nevada Corporation.

Stockholders are not required to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding warrant to purchase shares of Delaware Corporation Class B Common Stock automatically became a warrant to purchase shares of Nevada Corporation Class B Common Stock (the “Nevada Corporation Warrants”), with all other terms and conditions remaining the same. The Nevada Corporation Class B Common Stock and Nevada Corporation Warrants will continue to be traded on the Nasdaq Stock Market under the symbols “KIDZ” and “KIDZW,” respectively.

As described in the Proxy Statement, certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, the Nevada Charter, the Nevada Bylaws and the effects of the Redomestication is set forth in the Proxy Statement under the “Redomestication Proposal,” which description is incorporated herein by reference.

In addition to the foregoing, to the extent required, the information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth in Items 1.01 and 3.03 are incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Plan of Conversion of Classover Holdings, Inc.
3.1	Articles of Incorporation of Classover Holdings, Inc.
3.2	Form of Certificate of Designations of Series C Convertible Preferred Stock of Classover Holdings, Inc.
3.3	Bylaws of Classover Holdings, Inc.
10.1*	Form of Exchange Agreement, by and between Classover Holdings, Inc. and the investor party named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2025	CLASSOVER HOLDINGS, INC.

	By:	/s/ Hui Luo
Hui Luo
Chief Executive Officer

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